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                                                                    EXHIBIT 10.4

NORTH CAROLINA

HYDE COUNTY

         THIS AGREEMENT made this the 1/st/ day of April, 1999, by and between The East Carolina Bank, a North Carolina corporation ("ECB") and Gary M. Adams, a resident of Dare County, North Carolina (the "Officer") WITNESSETH:

         WHEREAS the Officer has been working for ECB for a period of time;

         AND WHEREAS the parties hereto wish to formalize their arrangement as set out herein;

         AND WHEREAS both parties fully understand the terms of this agreement and stipulate that the same are just, fair, and equitable to both parties hereto;

         NOW THEREFORE, the parties hereto agree as follows:

         1. ECB hereby engages the employment of the Officer and the Officer hereby accepts such engagement of employment upon the terms and conditions as herein stated;

         2. The Officer shall render such administrative, managerial, and other services to ECB, its parents, subsidiaries, and sister companies as are customarily performed by persons situated in a similar capacity as well as such other and additional duties and services as may be directed by the Board of Directors, the President, and all officers having authority senior to that of the Officer. The Officer shall perform his duties and responsibilities under this agreement in accordance with reasonable standards expected of employees with comparable organizations and the Bank's policies and procedures and as may be established by the Board of Directors of ECB and its designees. Because ECB is contracting for the unique and personal skills of the Officer, the Officer shall be precluded from assigning or delegating his rights and duties hereunder;

         3. During the term of this agreement, ECB shall pay to the Officer for the services to be rendered by him for ECB a base salary in such amounts and at such intervals as may be commensurate with his duties and responsibilities hereunder as determined by the Board of Directors and its designees. In addition ECB will provide the Officer such additional incentives, compensations, bonuses, and other benefits as it may determine from time to time;

         4. Either party shall have the absolute right to terminate this agreement at any time, without cause, upon giving the other party thirty (30) days prior written notice. ECB shall have the right, but not the obligation, to pay to

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              the Officer thirty (30) days salary in lieu of any notice to be given by it. ECB shall have the right to waive any notice to which it might be entitled hereunder and to immediately terminate the employment of the Officer without further payment at such time as the Officer gives ECB notice of his intention to terminate this agreement. ECB shall have the right to immediately terminate this agreement at any time with cause without further obligation to the Officer. The term "with cause" includes, but is not limited to, personal dishonesty, incompetence, willful material misconduct, breach of fiduciary duty, failure to perform the obligations of the Officer as stated herein, willful violation of any law, rule, or regulation (other than minor traffic infractions), or, any material breach of any provision of this agreement;

         5. In the event of the involuntary termination of the Officer's employment without cause within ninety (90) days of any change of control of ECB or its parent company, or, in the event of a voluntary termination of the Officer's employment within ninety
              (90) days after any change of control of ECB under which the Officer shall have incurred a reduction of salary or in responsibilities, then the Officer shall be entitled to receive the greater of:

              a) The severance payment offered by the corporation in such notice of termination, or,

              b) A lump sum equal to 150.00% of the average annual salary paid to the Officer over the three prior 12 month periods, plus a lump sum equal to 150.00% of the average annual cash bonuses and cash incentives paid to the Officer over the three prior 12 month periods (exclusive of any stock options, stock grants, or the exercise of any stock options), plus the Officer will be carried on the medical insurance program (if any) of the Corporation for 18 calendar months after such termination.

The provisions of this P. 5 shall only be applicable to situations relating to a change of control of ECB or its parent company. As used herein, the phrase "change of control" shall mean the direct or indirect acquisition by another person, firm, or corporation, by merger, share exchange, consolidation, purchase or otherwise, of all or substantially all of the assets or stock of ECB or its parent company;

         6. The Officer agrees that he will devote his full efforts and entire business time to the performance of his duties and responsibilities under this agreement;

         7. The Officer will hold in strict confidence, during the term of this agreement and at all times thereafter, all knowledge and information of a confidential nature with respect to the business of ECB, its parent company, its subsidiaries, and its sister corporations, received during the

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              term of his employment with ECB and will not disclose or make use of such information without the prior written consent of ECB;

         8. The Officer stipulates that it would be difficult or impossible to ascertain the amount of monetary damages in the event of a breach by the Officer under the provisions of paragraphs 6 or 7 hereof. The Officer further stipulates that in the event of a breach of one or more of those two paragraphs injunctive relief enforcing the terms of the same, alone or together with additional forms of relief, is an appropriate remedy;

         9. This agreement shall be governed in all respects, whether as to validity, construction, capacity, performance, or otherwise, by the laws of the State of North Carolina, and any action relating to or arising from this agreement shall be litigated only in the North Carolina General Court of Justice;

         10. This agreement shall inure to the benefit of, and be binding upon, any corporate or other successor of ECB and its parent company which shall acquire, directly or indirectly by merger, share exchange, consolidation, purchase or otherwise, all or substantially all of the assets or stock of ECB or its parent company;

         11. The employee stipulates that he has read this agreement and understands the same, and that he has been advised that he should consult independent counsel prior to executing this document;

         12. No provision of this agreement can be modified, waived, or discharged unless such waiver, modification, or discharge has been agreed to in writing, signed by the Officer and on behalf of ECB by such person as has been specifically designated by the Board of Directors of ECB or its parent company. No waiver by either party hereto at any time of any breach by the other party hereto shall be deemed a waiver of the right for such other party to insist on the full compliance with this agreement at any future time. All prior negotiations, agreements, and discussions between the parties hereto are merged herein;

         13. Where applicable, any obligations and duties of the Officer to ECB hereunder shall include a like obligation to ECB's parent company, its subsidiaries and its sister companies; and,

         14. The provisions of this agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or the enforceability of the other provisions hereof.

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         IN TESTIMONY WHEREOF, ECB has caused this instrument to be signed in its corporate name by its president by authority duly given by its Board of Directors and the Officer has hereunto set his hand and seal, the day and year first above written in duplicate originals, one of which is retained by each of the parties hereto.

                                           The East Carolina Bank

                                           By: /s/ Arthur H. Keeney, III
                                              --------------------------------
                                                  Arthur H. Keeney, III


                                                     /s/ Gary M. Adams
                                              --------------------------------
                                                        Gary M. Adams